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                              CONSULTING AGREEMENT

      This Agreement is made and entered into as of the 1st day of December, 1998, by and between Wolfgang Kossner ("Consultant"), an individual residing at Schloss Freyenthurn, Klagenfurt Austria, and Eastbrokers International Incorporated ("Company"), a Delaware corporation having offices at 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850

                                   WITNESSETH

     WHEREAS, the Company wishes to retain the Consultant to render business and financial advisory and consulting services on the terms and conditions herein set forth; and

     WHEREAS, Consultant wishes to render such service on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants agreements contained herein, the parties hereto agree as follows:

     1. RETENTION. The Company hereby retains the Consultant, for the term hereof (as set forth in Section 2), to act as Vice Chairman of the Board of Directors of the Company. His responsibilities as such are to oversee and implement strategy for the Company's operations in Europe. Mr. Kossner will be responsible for representing the decisions of the Board of Directors at the subsidiary operating entities.

     2. TERM. The term of this Agreement shall commence as of January 1, 1999, and shall continue for a period of twelve (12) months, terminating on December 31, 1999.

      3.    COMPENSATION.

            3.1 The Company shall pay the Consultant compensation of 200,000 of the Company's Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Shole method at the time of grant.

            3.2 As additional compensation to the Consultant for his services under the Agreement, the Consultant will receive a project success fees to be determined.

      4. REIMBURSEMENT FOR EXPENSES. The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses paid or incurred by him in the course of his duties hereunder and approved in writing by the Company, upon presentation by the Consultant of valid receipts or invoices thereof, utilizing procedures as are reasonably established by the Company with regard to reimbursement of employees and consultants for expenses.

      5.    TERMINATION OF SERVICES.

            5.1 DEATH OR DISABILITY. This Agreement shall terminate upon the death or disability of the Consultant. For purposes hereof, the term "disability" shall mean physical or mental illness or injury which has prevented the Consultant from performing his customary duties for the Company for a period of (30) thirty consecutive days. In the event this agreement is terminated, pursuant to this section, Consultant's estate shall be entitled to receive full compensation and reimbursement of expenses as set forth in sections 3 and 4.

            5.2 FOR "CAUSE". The Company shall have the right to terminate the services of Consultant hereunder "for cause", as herein defined. The term "for cause" shall mean:

                  (i)   the   commission  by  Consultant  of  an act  of  theft,
embezzlement, or fraud which is materially injurious to the Company or any affiliate; or

                  (ii) the conviction of the Consultant in any jurisdiction for a criminal offense constituting a felony.

            5.3 WITHOUT CAUSE. In the event of the termination by the Company of the Consultant's services under this Agreement prior to the scheduled expiration date (as the same may be extended from time to time), for any reason other than "for cause" pursuant to Section 5.2, the Consultant shall be entitled to the remaining payments that would have otherwise been payable to the Consultant under the terms of this Agreement had his services not been terminated.

      6. INDEMNIFICATION. The Company shall indemnify and hold harmless the Consultant, his heirs and legal representatives from and against all claims, damages, losses, liabilities and expenses, including reasonable legal fees and expenses (collectively "Losses"), arising out of or relating to his services under this Agreement; provided, however, that the foregoing shall not apply to the extent of any Losses resulting from the willful misconduct or negligence of the Consultant. The Consultant shall indemnify and hold harmless the Company, its officers, directors and agents, from and against all Loses arising out of any misrepresentation made by the Consultant to any third party as to the scope of his authority to act on behalf of or to bind the Company.

      7.    MISCELLANEOUS.

            7.1 LEGAL RELATIONSHIP OF PARTIES. The Consultant shall render services hereunder as an independent contractor and not as an employee and nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either the Consultant or the Company the agent of the other except as is expressly provided herein.

            7.2 NOTICES. All notices and communications hereunder shall be in writing and delivered by hand or sent by registered or certified mail, postage and other fees prepaid, return receipt requested, or by a nationally recognized overnight delivery service. Such notice shall be deemed given when hand delivered or three (3) business days after the date when mailed or one (1) business day after delivery to an overnight delivery service.

            7.3  ENTIRE   AGREEMENT.   This   Agreement   contains   the  entire
understanding of the parties hereto with respect to the retention of the Consultant by the Company during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever except by subsequent written agreement executed by the party sought to be charged therewith. This Agreement supersedes all prior agreements, understandings and arrangements between the Consultant and the Company pertaining to the subject matter hereof. A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach hereof, shall not be deemed a waiver of such terms or conditions for the future or of any other term or condition hereof, or of any subsequent breach hereof.

            7.4 SEVERABILITY. The provisions of this Agreement are severable, and if any provision of this Agreement is invalid, void, inoperative or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

            7.5 SURVIVAL. The provisions of Section 6 shall survive any termination of the Consultant's services under this Agreement.

            7.6 MISCELLANEOUS. The Consultant shall be free to render service to other persons or entities during the term of this Agreement so long as the same do not unreasonably interfere with his services hereunder.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          EASTBROKERS INTERNATIONAL
                                          INCORPORATED

                                                /s/ Kevin D. McNeil
                                          By:-----------------------------------
                                                Kevin D. McNeil


                                          CONSULTANT

                                             /s/ Wolfgang M. Kossner
                                          --------------------------------------
                                                Wolfgang M. Kossner